Exhibit 21.1

	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Advanced Digital Optics, Inc.	California
4	American Bank Note Holographics, Inc.	Delaware
5	da Vinci Systems LLC	Delaware
6	E20 Communications Inc.	Delaware
7	ExoGenesis Biomedical Technology	Delaware
8	JDS Uniphase Asia Holdings, Inc.	Delaware
9	JDSU Acterna Holdings LLC	Delaware
10	JDS Uniphase Corporation	Delaware
11	JDSU Communications Corporation	Nevada
12	JDSU Label LLC	California
13	JDSU Norwood LLC	Delaware
14	JDSU Optical Corporation	Massachusettes
15	Lightwave Electronics Corporation	California
16	OPKOR, Inc.	New York
17	Optical Coating Laboratory, Inc.	Delaware
18	Photonic Power Systems, Inc.	California
19	Ramar Corporation	Massachusettes
20	SDL Optics, Inc.	Delaware
21	SDL PIRI, Inc.	Delaware
22	Test-Um, Inc.	California
23	TTC Federal Systems, Inc.	Delaware
24	TTC International Holdings Inc.	Delaware
25	Uniphase FSC	California
INTERNATIONAL
26	Acterna France SAS	France
27	Acterna India Pvt. Ltd.	India
28	Acterna Investments Ltd.	Guernsey
29	Acterna Japan K.K.	Japan
30	Acterna OOO	Russian Federation
31	Agility Communications Europe Limited	United Kingdom
32	Casabyte Limited	United Kingdom
33	da Vinci Technologies Pte Ltd.	Singapore
34	Dynatech Hong Kong Limited	Hong Kong
35	Flex Co., Ltd.	Beijing
36	JDS Fitel (Barbados) Inc.	Barbados
37	JDS Uniphase (Israel) Limited	Israel
38	JDS Uniphase (Shenzhen) Limited	China
39	JDS Uniphase Asia K.K.	Japan
40	JDS Uniphase Asia Ltd.	Hong Kong
41	JDS Uniphase Canada Ltd.	Canada
42	JDS Uniphase France, S.A.S.	France
43	JDS Uniphase GmbH	Germany
44	JDS Uniphase Inc.	Canada
45	JDS Uniphase Italia srl	Italy
46	JDS Uniphase Netherlands B.V.	Netherlands
47	JDS Uniphase Nova Scotia Company	Nova Scotia
48	JDS Uniphase Photonics GmbH	Germany
49	JDS Uniphase Singapore Pte Limited	Singapore
50	JDS Uniphase Technology Limited	Cayman
51	JDSU (Greater China) Ltd.	Hong Kong
52	JDSU (Hong Kong) Ltd.	Hong Kong
53	JDSU Australia Pty Ltd.	Australia
54	JDSU Austria GmbH	Austria
55	JDSU Benelux B.V.	Netherlands
56	JDSU de Mexico S.A. de C.V.	Mexico
57	JDSU Deutschland GmbH	Germany
58	JDSU Do Brasil Ltda.	Brazil
59	JDSU Haberlesme Test ve Ölçüm Teknolojileri Tic. Ltd. Sti.	Turkey
60	JDSU Holdings GmbH	Germany
61	JDSU International GmbH	Germany
62	JDSU Italia s.r.l.	Italy
63	JDSU Korea Ltd.	Korea
64	JDSU Malaysia Sdn Bhd	Malaysia
65	JDSU Nordic AB	Sweden
66	JDSU Polska Sp.z.o.o.	Poland
67	JDSU Schweiz AG	Switzerland
68	JDSU Singapore Pte Ltd.	Singapore
69	JDSU Spain S.A.	Spain
70	JDSU T&M Singapore Pte Ltd.	Singapore
71	JDSU UK Ltd.	United Kingdom
72	JDSU World Holdings GmbH & Co. KG	Germany
73	Lightwave Electronics GmbH	Germany
74	TTC Asia Pacific Ltd.	Hong Kong
75	Wandel & Goltermann Investments Pty Ltd.	Australia